UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 7, 2003

Natrol, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24567	95-3560780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21411 Prairie Street, Chatsworth, CA 91311
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  818-739-6000

(Former name or former address, if changed since last report.)

Item 4.    Changes in Registrant’s Certifying Accountant.

On December 10, 2002, the Audit Committee of the Board of Directors of Natrol, Inc. (“the Company”) dismissed Ernst & Young, LLP (“Ernst & Young”), the Company’s independent public accountants for the fiscal year ended December 31, 2001, as the Company’s independent accounts for the fiscal year ended December 31, 2002.  Ernst & Young’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2001, 2000 and 1999 and through the date hereof, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a) (1) (v) of Regulation S-K.

The Company provided Ernst & Young with a copy of the foregoing disclosures.  Attached, as Exhibit 16 is a copy of Ernst & Young’s letter, dated January 6, 2003, stating its agreement with such statements.

The Company has engaged Deloitte & Touche to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2002. During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult Deloitte & Touche, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.  Exhibits

                ( C )         Exhibits

Exhibit (16)	Letter from Ernst & Young LLP to the Securities and Exchange Commission Dated January 6, 2003	Filed with this document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATROL, INC.

/s/ Laura Moore
Date: January 7, 2003	Laura Moore
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

16	Letter from Ernst & Young, LLP to The Securities and Exchange Commission dated January 6, 2003	Filed with this document